                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our report dated May 23, 1997, on the consolidated financial statements of SparBank, Incorporated and Subsidiary as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, included in the Annual Report on Form 10-K of First Midwest Bancorp, Inc. for the year ended December 31, 1997. We hereby consent to the incorporation by reference of our report in the First Midwest Bancorp Registration Statement on Form S-8 pertaining to the First Midwest Bancorp, Inc. Non-Employee Directors' Stock Option Plan

                                 /s/ GRANT THORNTON LLP



Chicago, Illinois
September 4, 1998